Exhibit 10.4
AMENDED AND RESTATED CONTINUING GUARANTY AGREEMENT
     THIS AMENDED AND RESTATED CONTINUING GUARANTY AGREEMENT (this “Guaranty”) is made this 23rd day of December, 2005, by the Guarantors identified below (individually referred to as a “Guarantor” and collectively as the “Guarantors”), in favor of each of the financial institutions (collectively, the “Lenders”) now or hereafter parties to the Second Amended Credit Agreement (as defined below) and BANK OF AMERICA, N.A., a national banking association, as administrative and collateral agent (together with its successors in such capacity, the “Agent”) for each of the Lenders (Agent and each Lender being referred to individually as a “Guaranteed Party” and collectively as the “Guaranteed Parties”).
Recitals:
     Agent, Lenders, Applica Incorporated, a Florida corporation (hereinafter “Borrower”), Applica Canada Corporation, a Nova Scotia Corporation and subsidiary of Borrower, Guarantors and certain other entities are parties to a Second Amended and Restated Credit Agreement dated the date hereof (as at any time amended, modified, renewed or extended, the “Second Amended Credit Agreement”), which amends and restates a certain Amended and Restated Credit Agreement dated as of November 17, 2004 among certain of the parties (as amended, the “Prior Credit Agreement). Pursuant to the Second Amended Credit Agreement, Lenders have agreed to make loans and other extensions of credit to or for the benefit of Borrower on the terms and subject to all of the conditions set forth in the Credit Agreement. Capitalized terms used in these Recitals and elsewhere in this Guaranty, unless otherwise defined, shall have the meanings ascribed to them in the Second Amended Credit Agreement.
     Pursuant to a Continuing Guaranty Agreement dated December 28, 2001 (the “Existing Guaranty Agreement”), Guarantors have guaranteed the payment and performance of all of liabilities and obligations of Borrowers to Agent and Lenders under the Prior Credit Agreement and related documents.
     As a condition to their extension of any credit to Borrower under the Second Amended Credit Agreement, Guaranteed Parties have required that Guarantors agree to amend and restate the Existing Guaranty Agreement, so that, as amended and restated, the Existing Credit Agreement will read as hereinafter set forth. To induce each of the Guaranteed Parties to extend credit to Borrower under the Second Amended Credit Agreement in accordance with the terms thereof, Guarantor has agreed to execute and deliver this Guaranty.
Agreement:
NOW, THEREFORE, for Ten Dollars ($10.00) in hand paid and to induce the Guaranteed Parties to make loans or otherwise extend credit to Borrower from time to time as set forth in the Second Amended Credit Agreement, and for other good and valuable consideration, Guarantors hereby, jointly and severally, unconditionally and absolutely guarantee to the Guaranteed Parties the due and punctual payment, performance and discharge (whether upon stated maturity, demand, acceleration or otherwise in accordance with the terms thereof) of all of the Obligations, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, now existing or hereafter incurred, created or arising and howsoever evidenced, regardless of whether recovery upon any of such Obligations becomes barred by any statute of limitations, or is or becomes invalid or unenforceable for any other reason, or is unrecoverable in any proceeding under the Bankruptcy Code of an Obligated Party (whether pursuant to 11 U.S.C. § 506 or otherwise); provided, however, that the obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the greatest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.
     EACH GUARANTOR DOES HEREBY WAIVE: notice of Agent’s or any Lender’s acceptance hereof; notice of the extension of credit from time to time by any Guaranteed Party to Borrower and the creation, existence or acquisition of any Obligations; notice of the amount of Obligations outstanding from time to time, subject, however, to each Guarantor’s right to make inquiry of Agent to ascertain the amount of Obligations at any reasonable time; notice of any adverse change in Borrower’s or any other Obligated Party’s financial condition or of any other fact which might increase such Guarantors’ risk; notice of presentment for payment, demand, protest and notice thereof as to any instrument; notice of any Default, Event of Default or acceleration and all other notices and demands to which such Guarantor might otherwise be entitled; any defense that Borrower may at any time assert based upon the invalidity or unenforceability of any of the Loan Documents, the statute of limitations, the statute of frauds, failure of consideration, fraud, bankruptcy, lack of legal capacity, usury, or accord and satisfaction; any right to contest the commercial reasonableness of the disposition of any or all Collateral; any right such Guarantor may have, by statute or otherwise, to require any of the Guaranteed Parties to institute suit against Borrower or any other Obligated Party after notice or demand from such Guarantor or to seek recourse first against Borrower or any other Obligated Party, or to realize upon any Collateral, as a condition to enforcing a Guarantor’s liability and obligations hereunder; any defense or claim that any Person purporting to bind Borrower to the payment of any Obligations did not have actual or apparent authority to do so; any right to appraisement, valuation, stay of execution, or notice of election to declare due the amount of any Obligations of Borrower with regard to Agent’s enforcement of any Lien or other interest Agent, for the benefit of the Guaranteed Parties, may hold in any real or personal property of Borrower; and any defense or claim that any other act or failure to act by any Guaranteed Party had the effect of increasing such Guarantor’s risk of payment. To the fullest extent permitted by any applicable law, each Guarantor hereby also expressly waives any and all rights or defenses arising by reason of (i) any “one action” or “anti-deficiency” law which would otherwise prevent any Guaranteed Party from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of setoff) against Guarantors before or after the Guaranteed Parties’ commencement or completion of any foreclosure action, whether by judicial action, by exercise of power of sale or otherwise or (ii) any other law which in any other manner would otherwise require any election of remedies by any Guaranteed Party. Except as otherwise prohibited by any applicable law, each Guarantor hereby waives any right that it may have to claim or recover in any litigation respecting this Guaranty any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Guarantor shall make all payments hereunder for the benefit of the Guaranteed Parties, free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, restrictions or conditions of any kind.
     If Borrower fails to pay any Obligations on the due date thereof (whether due on demand, at stated maturity, upon acceleration or otherwise) or any other Event of Default under the Second Amended Credit Agreement occurs or exists, then, all of the Obligations shall, at the election of Agent, become immediately due and payable hereunder as to Guarantors and Agent shall be entitled to enforce the obligations of Guarantors hereunder for the benefit of the Guaranteed Parties. Guarantors agree to pay all reasonable expenses incurred by the Guaranteed Parties in connection with enforcement of the Guaranteed Parties’ right under this Guaranty, including court costs, collection charges and reasonable attorneys’ fees. Guarantors acknowledge and agree that Agent is authorized and empowered to enforce this Guaranty for the benefit of all of the Guaranteed Parties and to collect from Guarantors the full amount of the Obligations outstanding from time to time, in Agent’s own name and without the necessity of joining any other Guaranteed Party in any action, suit or other proceeding to enforce this Guaranty.
     Agent shall have, for the benefit of the Guaranteed Parties, a Lien upon and right of setoff to any and all credits and any and all other property of each Guarantor, now or at any time whatsoever with or in the possession of any of the Guaranteed Parties or anyone holding for any Guaranteed Party as security for any and all Obligations and the indebtedness and obligations of Guarantors hereunder.
     Each Guarantor consents and agrees that, without notice to or by Guarantors and without reducing, impairing or otherwise affecting the liability or obligations of Guarantors hereunder, Guaranteed Parties may (with or without consideration): compromise or settle, extend the period of duration or the time for the payment, discharge or performance of any of the Obligations; increase the amount of the Obligations; refuse to enforce any of the Obligations for release any Person (including any Obligated Party) for liability for the payment of all or any party of the Obligations; increase, decrease or otherwise alter the rate of interest payable with respect to the Obligations or grant other indulgences to Borrower in respect thereof; amend or modify in any manner, or terminate or release, any of the Loan Documents or any other agreements evidencing, securing or otherwise relating to the Obligations (other than this Guaranty); release, surrender, exchange, modify or impair, or consent to the sale, transfer or other disposition of, any and all Collateral or other property at any time securing (directly or indirectly) any of the Obligations or on which the Guaranteed Parties at any time may have a Lien; extend the time of payment of any Collateral consisting of Accounts or other rights to the payment of money; fail or refuse to perfect or maintain the perfection of any Lien; subordinate the payment of any of the Obligations or any Lien securing the same; refuse to enforce its rights, or make any comprise or settlement or agreement therefor, in respect of any such Collateral, deposits and property, or with any party to the Obligations, or with any other Person whatsoever; or release or substitute any Obligated Party.
     None of the Guaranteed Parties shall be under any obligation to marshal any assets in favor of Guarantors or against or in payment of any of the Obligations. If and to the extent any Guaranteed Party receives any payment on account of any of the Obligations (whether from Borrower or any other Obligated Party or from the sale or other disposition of any Collateral) and such payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person in any proceeding under the Bankruptcy Code or under any applicable law, then the part of the Obligations intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made. The foregoing provisions of this paragraph shall survive any termination or revocation of this Guaranty.
     Each Guarantor represents and warrants to the Guaranteed Parties that, as of the date of this Guaranty, the fair saleable value of such Guarantor’s assets exceeds its liabilities; such Guarantor is meeting current liabilities as they mature; the financial statements of such Guarantor furnished to the Guaranteed Parties have been prepared in accordance with the GAAP, except, in the case of interim statements, for the absence of footnotes and normal year-end adjustments, and fairly present the financial condition and results of operation as of the dates and for the periods covered; since the date of said financial statements there has been no material adverse change in the financial condition of such Guarantor; there are not now pending any material court or administrative proceedings or undischarged judgments against such Guarantor and no federal or state tax liens have been filed or threatened against such Guarantor; and such Guarantor is not in default or claimed default under any agreement for borrowed money.
     This Guaranty is a primary, immediate and original obligation of each Guarantor; is an absolute, unconditional, continuing and irrevocable guaranty of payment of the Obligations and not of its collectibility only; is not contingent upon the exercise or enforcement by the Guaranteed Parties of whatever remedies the Guaranteed Parties may have against Borrower or otherwise or the enforcement of any Lien or realization upon any Collateral; and shall remain in full force and effect without regard to future changes in conditions, including change of law or any invalidity or unenforceability of any of the Obligations or Loan Documents. This Guaranty shall be in addition to any other present or future guaranty or other security for any of the Obligations, shall not be prejudiced or unenforceable by the invalidity of any such other guaranty or security and is not conditioned upon or subject to the execution by any other Person of this Guaranty or any other guaranty or suretyship agreement.
     Agent, for and on behalf of the Guaranteed Parties, shall have the right to seek recourse against Guarantors to the full extent provided for herein and in any other Loan Document and against Borrower and each other Obligated Party to the full extent provided for in any of the Loan Documents. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Agent’s right to proceed in any other form of action or proceeding against other parties, unless Agent has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Guaranteed Parties against Borrower or any other Obligated Party under any Loan Document shall serve to diminish the liability of Guarantors except to the extent the Guaranteed Parties realized payment by such action or proceeding.
     Each Guarantor is fully aware of the financial condition and business of Borrower and each other Obligated Party. Each Guarantor delivers this Guaranty based solely upon its own independent investigation and in no part upon any representation or statement of any of the Guaranteed Parties with respect thereto. Each Guarantor is in a position to and hereby assumes full responsibility for obtaining any additional information concerning Borrower’s or any other Obligated Party’s financial condition as such Guarantor may deem material to its obligations hereunder and no Guarantor is relying upon, nor expecting the Guaranteed Parties to furnish a Guarantor any information in any Guaranteed Party’s possession concerning, Borrower’s financial condition, operations or business prospects. Each Guarantor hereby knowingly accepts the full range of risks encompassed within a contract of “Guaranty,” which risks include, without limitation, the possibility that Borrower will contract additional Obligations for which such Guarantor may be liable hereunder after Borrower’s financial condition or ability to pay its lawful debts when they fall due has deteriorated.
     Each Guarantor agrees that this Guaranty shall continue in full force and effect until all of the Obligations have been fully paid and discharged and all Commitments of Lenders have been terminated. If for any reason Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become unrecoverable from Borrower by reason of any bankruptcy or other insolvency proceeding or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding upon Guarantors. If acceleration of the time for payment of any of the Obligations is stayed as the result of any bankruptcy or other insolvency proceeding or any other reason, all such amounts otherwise subject to acceleration under the terms of the Loan Documents shall be immediately due and payable by Guarantors.
     To the fullest extent permitted by any applicable law, each Guarantor hereby waives the right to revoke or terminate this Guaranty prior to payment in full of the Obligations and termination of the Commitments. If, notwithstanding the foregoing waiver, a Guarantor shall nevertheless have a right under applicable law to terminate or revoke this Guaranty, which right cannot be waived by such Guarantor, such termination or revocation shall not be effective until a written notice of such termination or revocation, specifically referring to this Guaranty and signed by such Guarantor, is actually received by an officer of Agent who is familiar with Borrower’s account with Guaranteed Parties and this Guaranty; but any termination or revocation shall not affect the obligation of such Guarantor (or any other Guarantor) or any Guarantor’s successors or assigns with respect to any of the Obligations owing to Guaranteed Parties and existing at the time of the receipt by Agent of such revocation or to arise out of or in connection with any transactions theretofore entered into by Guaranteed Parties with or for the account of Borrower, and Agent shall be empowered to enforce this Guaranty with respect to all such Obligations. If Guaranteed Parties make loans or other extensions of credit to or for the benefit of Borrower or take other action after the termination or revocation by a Guarantor, but prior to Agent’s receipt of notice of termination or revocation, then the rights of the Guaranteed Parties hereunder with respect thereto shall be the same as if such termination or revocation had not occurred.
     All rights, benefits and privileges herein and hereby conferred upon Agent shall vest in and be enforceable by them and their respective successors and assigns. This Guaranty shall be binding upon Guarantors and upon their respective successors and assigns.
     To the extent any performance of this Guaranty would violate any usury statute or other any applicable law, the obligation to be fulfilled shall be reduced to the limit legally permitted, so that this Guaranty shall not require any performance in excess of the limit legally permitted, but such obligations shall be fulfilled to the limit of the legal validity. The provisions of this paragraph shall control every other provision of this Guaranty.
     This Guaranty expresses the entire understanding of the parties hereto with respect to the subject matter hereof and may not be changed orally, and no obligations of Guarantors can be released or waived by any of the Guaranteed Parties, except by a writing signed by a duly authorized officer of Agent.
     Each Guarantor hereby subordinates its right to receive and be paid any present or future liabilities, debts or obligations of Borrower to such Guarantor to the full and final payment of the Obligations and termination of all of the Commitments. Until all of the Obligations have been paid in full and the Commitments have been terminated, no Guarantor shall assert any claim, right or remedy (whether or not arising in equity, by contract or any applicable law) against Borrower or any other Person (including another Obligated Party) by reason of a Guarantor’s payment or other performance hereunder. Without limiting the generality of the foregoing, each Guarantor hereby subordinates to the full and final payment of the Obligations any and all legal or equitable rights or claims that such Guarantor may have to reimbursement, subrogation, indemnity and exoneration and agrees that such Guarantor shall have no recourse to any assets or property of Borrower (including any Collateral) and no right of recourse against or contribution from any other Person in any way directly or contingently liable for any of the Obligations, whether any of such rights arise under contract, in equity or under any applicable law, until all of the Obligations have been paid in full and the Commitments have been terminated.
     Each Guarantor that shall make a payment under this Guaranty (hereinafter, a “Paying Guarantor”) shall have the right to obtain contribution, in an amount determined as set forth below, from the other Guarantors that have not made payments under this Guaranty at least proportionately equal (on the basis of their respective Allocable Percentages, as such term is hereinafter defined) in amount to the payments made by the Guarantor seeking contribution. The liability of the Guarantors hereunder to make contribution to a Paying Guarantor as aforesaid shall be absolute and shall not be affected or impaired by any defense, counterclaim or setoff that Borrower or any Guarantor may have or assert against

Guaranteed Parties under this Guaranty, or by any failure, neglect or omission on the part of Guaranteed Parties to realize upon any Collateral or to enforce payment for the Obligations from any Person, or by the release or discharge of any Collateral, by the release or discharge of Borrower from its obligations or by the release or discharge of any Guarantor from its obligations under this Guaranty (whether any such release is granted by Guaranteed Parties or by operation of law). Any proceeds received by a Guaranteed Party from a foreclosure sale of any assets of a Guarantor securing payment of the Obligations shall be deemed a payment by such Guarantor for purposes hereof. Notwithstanding the foregoing, rights of contribution among Guarantors shall be subordinated, as hereinabove provided, to the full and final payment of all of the Obligations and termination of the Commitments.
     Each Paying Guarantor entitled to contribution hereunder shall be entitled to receive from each of the other Guarantors an amount equal to (i) the product (if a positive number) arrived at by multiplying the sum of all payments made by the Paying Guarantor to the Guaranteed Parties under this Guaranty by the Allocable Percentage of the Guarantor from whom contribution is sought, less (ii) the amount, if any, actually paid to Guaranteed Parties under this Guaranty by the Guarantor from whom contribution is sought (said last mentioned amount, which is to be subtracted from the aforesaid product, shall be increased by any amounts theretofore paid by such Guarantor by way of contribution hereunder, and shall be decreased by any amounts theretofore received by such Guarantor by way of contribution); provided however, that a Paying Guarantor’s recovery of contribution from the other Guarantors hereunder shall be limited, exclusive of interest, to that amount paid by the Paying Guarantor in excess of such Paying Guarantor’s Allocable Percentage of all payments made by all Guarantors to Guaranteed Parties under this Guaranty. Amounts due by way of contribution hereunder shall bear interest, until paid, at a rate equal to the Base Rate per annum. As used herein, the term “Allocable Percentage” shall mean, on any date of determination thereof, a fraction, the denominator of which shall be equal to the number of Guarantors who are parties to this Guaranty on such date and the numerator of which shall be 1; provided, further, however, that such percentages shall be modified in the event that contribution from a Guarantor is not possible (whether by reason of insolvency, bankruptcy or otherwise) by reducing such Guarantor’s Allocable Percentage to zero (or to a lesser equitable percentage reflecting its ability to pay) and by increasing the Allocable Percentage of all remaining Guarantors proportionately so that the Allocable Percentages of all Guarantors at all times equals 100%. Guarantors further covenant and agree for themselves and their respective successors and assigns, jointly and severally, absolutely and unconditionally, that each shall at all times indemnify and keep indemnified each of the other Guarantors and hold and save each of them harmless from and against any and all actions or causes of actions, claims, demands, liabilities, losses, damages or expenses of whatever kind and nature, including, without limiting the generality of the foregoing, attorneys’ fees, which any Guarantor shall or may at any time sustain or incur in any suit or proceeding instituted to enforce the obligations of the Guarantors under this Guaranty in excess of the amount equal to such Guarantor’s Allocable Percentage of individual liability under the terms hereof. Each Guarantor liable to a Paying Guarantor for contribution, whether pursuant to the provisions of this Guaranty or by any law, hereby assigns in favor of the Guarantor entitled to receive contribution any claim the Guarantor liable to make contribution has or hereafter may have against Borrower, and authorizes any payments that may be due on any such claim to be made to the Guarantor entitled to receive contribution for application toward satisfaction of amounts due by way of contribution.
     As used herein, all references to “Guarantor” or “Guarantors” shall mean each Guarantor and its successors and assigns (including any receiver, trustee or custodian for a Guarantor or any of its assets or a Guarantor in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code); all references to “Agent” shall mean Agent and its successors and assigns; all references to “Lenders” shall mean each of the Lenders and their respective successors and assigns; all references to “Guaranteed

Parties” shall mean each of the Guaranteed Parties and their respective successors and assigns; all references to “Borrower” shall mean Borrower and its successors and assigns (including any receiver, trustee or custodian for Borrower or any of its assets or Borrower in its capacity as debtor or debtor-in. possession under the United States Bankruptcy Code); all references to the plural shall also mean the singular, and all references to the singular shall also mean the plural; and all references to “including” shall mean “including, without limitation.”
     Guarantors and Agent each hereby waives the right to a jury trial in any action, suit, proceeding or counterclaim arising out of or related to this Guaranty. This Guaranty and the rights and obligations of the parties hereto shall be governed, construed and interpreted according to the internal laws of the State of New York. As part of the consideration for the Guaranteed Parties’ granting credit to Borrower, Guarantor hereby agrees that all actions, suits or proceedings arising directly or indirectly hereunder may, at the option of Agent, be litigated in courts having situs within the State of New York, and Guarantor hereby expressly consents to the jurisdiction of any state or federal court located within said state, and consents that any service of process in which action or proceedings may be made by personal service upon Guarantor wherever Guarantor may be then located, or by certified or registered mail directed to Guarantor at Guarantor’s last known address.
(Signatures begin on following page)

     IN WITNESS WHEREOF, Guarantors have caused this Guaranty to be signed, sealed and delivered by its duly authorized officers, on the day and year first above written.

GUARANTORS: APPLICA CONSUMER PRODUCTS, INC., a Florida corporation
By:	/s/ Terry Polistina
Name:	Terry Polistina
Title:	Senior Vice President and Chief Financial Officer

WD DELAWARE, INC., a Delaware corporation
By:	/s/ Lisa R. Carstarphen
Name:	Lisa R. Carstarphen
Title:	Corporate Secretary

HP INTELLECTUAL CORP., a Delaware corporation
By:	/s/ Lisa R. Carstarphen
Name:	Lisa R. Carstarphen
Title:	Corporate Secretary

WINDMERE HOLDINGS CORPORATION, a Delaware corporation
By:	/s/ Lisa R. Carstarphen
Name:	Lisa R. Carstarphen
Title:	Corporate Secretary

HP DELAWARE, INC., a Delaware Corporation
By:	/s/ Lisa R. Carstarphen
Name:	Lisa R. Carstarphen
Title:	Corporate Secretary

HPG LLC, a Delaware limited liability company
By:	/s/ Lisa R. Carstarphen
Name:	Lisa R. Carstarphen
Title:	Corporate Secretary

APPLICA AMERICAS, INC. (f/k/a HP AMERICAS, INC.), a Delaware corporation
By:	/s/ Lisa R. Carstarphen
Name:	Lisa R. Carstarphen
Title:	Corporate Secretary

APPLICA MEXICO HOLDINGS, INC., a Delaware corporation
By:	/s/ Lisa R. Carstarphen
Name:	Lisa R. Carstarphen
Title:	Corporate Secretary

Accepted: BANK OF AMERICA, N.A., as Agent
By:	/s/ Sherry D. Lail
Name:	Sherry D. Lail
Title:	Senior Vice President